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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2008

FORTISSIMO ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-52166	02-0762508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Hamelacha Street, Park Afek, Rosh Ha’ayin Israel	48091
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (011) 972-3-915-7400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, FORTISSIMO ACQUISITION CORP. (“FORTISSIMO”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING FORTISSIMO SECURITIES, REGARDING ITS MERGER WITH PSYOP, INC., AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, MAY BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

EARLYBIRDCAPITAL, INC., REPRESENTATIVE OF THE UNDERWRITERS OF FORTISSIMO’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED IN OCTOBER 2006, IS ASSISTING FORTISSIMO IN THESE EFFORTS, WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. FORTISSIMO, PSYOP AND EARLYBIRDCAPITAL, INC. AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECIAL MEETING OF FORTISSIMO STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF FORTISSIMO AND OTHER INTERESTED PERSONS ARE ADVISED TO READ FORTISSIMO’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH FORTISSIMO’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ FORTISSIMO’S FINAL PROSPECTUS, DATED OCTOBER 11, 2006, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE FORTISSIMO OFFICERS AND DIRECTORS AND OF EARLYBIRDCAPITAL, INC. AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: FORTISSIMO ACQUISITION CORP., 14 HAMELACHA STREET, PARK AFEK, ROSH HA’AYIN ISRAEL 48091. THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, MAY ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2008, Fortissimo Acquisition Corp. (“Fortissimo”) entered into Amendment No. 1 (“Amendment No. 1”) to the Agreement and Plan of Merger and Interests Purchase Agreement (“Merger Agreement”) with Psyop, Inc. (“Psyop”), Psyop’s shareholders, Psyop Services, LLC, which is owned by the Psyop shareholders and does business under the name of “Blacklist,” and FAC Acquisition Sub Corp., a wholly owned subsidiary of Fortissimo (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub will be merged into Psyop, with Psyop being the surviving corporation and becoming a wholly owned subsidiary of Fortissimo. Within 10 days thereafter, Psyop will be merged into Fortissimo, which will change its name to “Psyop, Inc.” The Merger Agreement also provides that Fortissimo will purchase all of the outstanding membership interests of Blacklist. As a result of such purchase, Blacklist will become a wholly owned subsidiary of Fortissimo. The combination of these events is referred to as the “merger” in this Report.

Psyop is a producer of digital content for advertising, specializing in animation and special effects, including combined animation and live action imagery.

The merger is expected to be consummated in the summer of 2008, after the required approval by the stockholders of Fortissimo and the fulfillment of certain other conditions, as described herein and in the Merger Agreement.

Merger Consideration

Pursuant to Amendment No. 1, the merger consideration consists of the following:

•      Closing Merger Consideration. At the closing, Fortissimo will pay Psyop’s shareholders merger consideration (including payment for the Blacklist membership interests) of 3,337,941 shares of Fortissimo’s common stock and $4,140,079 in cash. Such stock had a value of approximately $19,260,000, based on the average closing price of the Fortissimo common stock over the thirty trading days preceding January 11, 2008, which was two trading days prior to the date the Merger Agreement was signed.

•      Cash Bonus Consideration. The Psyop shareholders will also be entitled to receive a cash bonus relating to the financial performance of the Company for each of the fiscal years ended December 31, 2008 and December 31, 2009 of up to $3,000,000, respectively. With respect to each of these fiscal years, each Stockholder shall be eligible to receive a cash bonus calculated as follows (terms not defined in the Merger Agreement itself are defined in Exhibit A thereto):

(a)
If the Actual EBITDA Percentage for such fiscal year equals or exceeds 100% of the Annual EBITDA Target for such fiscal year, then such Stockholder shall receive an amount in cash equal to such Stockholder’s pro rata share of $3,000,000 for such fiscal year.

(b)
If the Actual EBITDA Percentage for such fiscal year equals or exceeds 90% and is less than 100% of the Annual EBITDA Target for such fiscal year, then such Stockholder shall receive an amount in cash equal to such Stockholders’ pro rata share of the product of (A) $3,000,000 and (B) (i) the Actual EBITDA for such fiscal year divided by (ii) the Annual EBITDA Target for such fiscal year.

(c)	If the Actual EBITDA Percentage for such fiscal year is less than 90% of the Annual EBITDA Target for such fiscal year, then such Stockholder shall receive no cash bonus for such fiscal year.

(d)
Notwithstanding the foregoing, if Psyop achieves more than 50% but less than 100% of the specified EBITDA milestone for 2008, and if Psyop achieves in excess of 100% of the specified EBITDA milestone for 2009, then such Stockholder will receive his or her pro rata share of a “catch-up” bonus payment for 2008, calculated as described below. The “catch-up pro rata percentage” shall be equal to a fraction, the numerator of which is the dollar amount by which Psyop’s 2009 actual EBIDTA exceeds the specified EBITDA milestone for 2009 and the denominator of which shall be the dollar amount by which Psyop’s 2008 actual EBIDTA falls short of the specified EBITDA milestone for 2008, provided, however, that under no circumstances shall the “catch-up pro rata percentage” exceed 100%. If Psyop achieves more than 50%, but less than 75%, of the specified EBITDA milestone for 2008, and if Psyop achieves in excess of 100% of the specified EBITDA milestone for 2009, then such Stockholder will receive his or her pro rata share, following the determination of Psyop’s 2009 year-end financial results, of a cash bonus payment in an amount equal to the product of (A) the catch-up pro rata percentage and (B) $3,000,000, up to a maximum of $2,250,000. If Psyop achieves 75% or more, but less than 100%, of the specified EBITDA milestone for 2008, and if Psyop achieves in excess of 100% of the specified EBITDA milestone for 2009, then such Stockholder will receive his or her pro rata share, following the determination of Psyop’s 2009 year-end financial results, of a cash bonus payment in an amount equal to the product of (A) the catch-up pro rata percentage and (B) $3,000,000, up to a maximum of $3,000,000; provided, however, that under no circumstances will the aggregate amount of the 2008 EBITDA cash bonus consideration (aggregating both amounts paid following the determination of Psyop’s 2008 year-end financial results and amounts paid following the determination of Psyop’s 2009 year-end financial results) exceed $3,000,000.

(e)	The Annual EBITDA Target for each of the fiscal years ended December 31, 2008 and December 31, 2009 are set forth in Table A of Exhibit A to this Agreement.

•       Contingent Consideration. The Psyop shareholders will also be entitled to receive additional payments of shares of Fortissimo common stock and cash based on Fortissimo’s achievement of specified revenue and EBITDA milestones in the years 2008, 2009 and 2010. Such payments are referred to in the Merger Agreement as “contingent payments.” The following table sets forth the milestones and the contingent payment to which the Psyop shareholders will be entitled if 100% of the milestones are achieved:

Year	Revenue Milestone	Revenue Earnout Payment (100% of Milestone)	EBITDA Milestone	EBITDA Earnout Payment (100% of Milestone)
2008	$31,000,000	$2,000,000	$4,700,000	$2,000,000
2009	$48,000,000	$2,000,000	$7,000,000	$2,000,000
2010	$59,000,000	$1,500,000	$10,000,000	$1,500,000
Totals		$5,500,000		$5,500,000

The Psyop shareholders will be entitled to contingent payments in 2008 if 90% of the revenue milestone is reached, in which event the contingent payment will be 90% of the amount set forth in the table above, or if 85% of the EBIDTA milestone is reached, in which event the contingent payment will be 85% of the amount set forth in the above table. They will also be entitled to contingent payments in 2009 and 2010 if 85% of the respective revenue or EBITDA milestones are reached, in which event the respective contingent payments will be 85% of the amount set forth in the above table. The contingent payment they will be entitled to will increase proportionally up to 125% of the contingent payment amount set forth in the table if 125% of the milestone amount is achieved. The maximum contingent payment that the Psyop shareholders may receive with respect to any milestone is 125% of the contingent payment amount set forth in the above table; no greater contingent payment will be made even if the achievement is greater than 125% of the milestone. The foregoing contingent payments will be payable two-thirds in shares of Fortissimo common stock and one-third in cash, with the stock valued at the average of the closing prices of the Fortissimo common stock for the 30 trading days preceding the date that is two days prior to the closing date of the merger. The following table sets forth the minimum contingent payment (if 70% of a milestone is achieved) and maximum contingent payment (if the applicable minimum percentage of a milestone is achieved) and maximum contingent payment (if at least 125% of a milestone is achieved) that the Psyop shareholders may receive for each of the milestones:

Year	Minimum Revenue Payment (90% of Milestone for 2008 and 85% of Milestone for 2009 and 2010)	Maximum Revenue Payment (125% of Milestone)	Minimum EBITDA Payment (85% of Milestone)	Maximum EBITDA Payment (125% of Milestone)
2008	$1,800,000	$2,500,000	$1,700,000	$2,500,000
2009	$1,700,000	$2,500,000	$1,700,000	$2,500,000
2010	$1,275,000	$1,875,000	$1,275,000	$1,875,000
Totals	$4,775,000.00	$6,875,000.00	$4,675,000.00	$6,875,000.00

For purposes of these contingent payments, EBITDA is defined in the merger agreement to mean Fortissimo’s earnings before interest, taxes, depreciation and amortization, except that in 2008, EBITDA shall be adjusted to exclude the following items from expenses: (i) up to an aggregate of $750,000 in costs incurred by Fortissimo in connection with (A) the closing of the business combination and (B) those legal, accounting and other similar costs incurred by Fortissimo solely as a result of its operation as a public company; (ii) up to an aggregate of $375,000 of general and administrative costs incurred in connection with the establishment of a new office in Los Angeles, CA; (iii) up to an aggregate of $330,000 in costs associated with market research and investments in new business initiatives; and (iv) the Black-Scholes valuation of any stock-based awards granted during 2008 under the equity incentive plan that will be implemented, subject to stockholder approval, at the time of the consummation of the merger; and provided further that with respect to the calculation of Actual EBITDA for the Annual Contingent Consideration Periods ending December 31, 2009 and December 31, 2010, EBITDA shall be adjusted to exclude from expenses the Black-Scholes valuation of any stock-based awards granted during 2008, 2009 or 2010, as applicable, under the equity incentive plan that will be implemented, subject to stockholder approval, at the time of the consummation of the merger. Any contingent consideration or additional consideration payment made pursuant to the merger agreement will not be deducted from earnings for that year for the purpose of calculating the amount of the EBITDA earnout payment.

The foregoing contingent consideration will be payable two-thirds in shares Fortissimo common stock and one-third in cash, with the stock valued at the average of the closing prices of the Fortissimo common stock for the 30 trading days preceding the date that is two days prior to the closing date of the merger.

•        Additional Consideration. The Psyop shareholders will also receive a minimum additional payment of $4,000,001 if at least a majority of the warrants issued in Fortissimo’s IPO are exercised prior to their expiration, which will be increased proportionally to $8,000,000 if all of the warrants are exercised. Such minimum and maximum payments will increase to $5,000,001 and $10,000,000, respectively, and intermediate payments will increase proportionally, if there is a call by Fortissimo to redeem its warrants. Such payments will be payable two-thirds in shares Fortissimo common stock and one-third in cash, with the stock valued at the closing price of the Fortissimo common stock on the date the warrants are redeemed or expire, as applicable.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit	Description

10.1	Amendment No. 1, dated as of May 12, 2008, to the Agreement and Plan of Merger and Interests Purchase Agreement dated as of January 15, 2008 among Fortissimo Acquisition Corp., FAC Acquisition Sub Corp., Psyop, Inc., Psyop Services, LLC, and the shareholders of Psyop (not including exhibits or schedules other than Exhibit A).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2008

FORTISSIMO ACQUISITION CORP.

By:	/s/ Yuval Cohen
Name:	Yuval Cohen
Title:	President and Chief Executive Officer